Exhibit 99.1

Legacy Education Alliance Appoints Christian Baeza to Chief Financial Officer

CAPE CORAL, Fla., January 12, 2016 (BUSINESS WIRE) — Legacy Education Alliance, Inc. (OTCQB: LEAI) (www.legacyeducationalliance.com), a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial instruments investing, appointed Christian A. J. Baeza to Chief Financial Officer (“CFO”) of its Company effective January 1, 2016.

Mr. Baeza was formerly the Company’s Interim CFO from June 2015 and Vice President and Corporate Controller from April 2015. From 2008 to 2014, Mr. Baeza held various senior finance positions, including Director of Financial Reporting and Assistant Corporate Controller, at Kraton Performance Polymers, Inc., where he played a significant role in its initial public offering in 2009. Mr. Baeza held various finance positions from 2003 to 2008 at Spectra Energy Corp., and was a key member of the leadership team that successfully transacted a carve-out initial public offering of several of its pipeline and natural gas storage assets in 2007. Mr. Baeza began his career as a member of the accounting and auditing practice at Arthur Andersen LLP from 1995 to 1998 and earned a B.B.A. degree in accounting and finance from Florida International University. Mr. Baeza is also the Chief Financial Officer of Tigrent Inc.

About Legacy Education Alliance, Inc.

Legacy Education Alliance, Inc. (http://www.legacyeducationalliance.com) is a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial instruments investing. Legacy Education Alliance was founded in 1996, and through a reverse merger, became a publicly-held company in November 2014. Today we are a global company with approximately 200 employees that has cumulatively served more than two million students from more than 150 countries and territories over the course of our operating history. We manage our business in four segments based on geographic location. These segments include our historical core markets of the United States, Canada, and the United Kingdom, with the fourth segment including all other international markets.

We offer our training through a variety of brands including Rich Dad® Education, Brick Buy Brick ™; The Independent Woman ™; Women in Wealth™; Robbie Fowler’s Property Academy™; Making Money From Property With Martin Roberts ™; and Trade Up Investor Education™. For more information, visit our website at www.legacyeducationalliance.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Form 10-K, filed on March 27, 2015, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Investor Contact:

Jon Cunningham

RedChip Companies, Inc.

Tel: 1-800-RED-CHIP (733-2447), ext. 107

Email:jon@redchip.com